Exhibit 10.7

DOMAIN PURCHASE AGREEMENT

This DOMAIN PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of September 1, 2020, by and between, Dover Hill, LLC, a Wyoming corporation (the “Seller”) and ESEG Limited, a Belize corporation (the “Purchaser”). Purchaser and Seller are collectively referred to herein as the “Parties” and each individually as a “Party.”

RECITALS

A.            The Purchaser desires to acquire the Purchased Assets (as defined below), on the terms and subject to the conditions specified in this Agreement.

B.             The Seller desires to sell and convey all of its rights, title and interest the Purchased Assets to the Purchaser, on the terms and subject to the conditions specified in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to the foregoing and as follows:

1.	Purchase and Sale of Assets

1.1.       Purchase of Assets. On the terms and subject to the conditions contained in this Agreement, at the Closing (as defined below), Purchaser shall purchase from Seller, and Seller shall sell, convey, assign, transfer and deliver to Purchaser, all rights, title and interest of Seller to the domains (the “Domains”) and any completed websites of Seller as specified on Exhibit A (the “Websites”), including, any and all associated software used in building the Websites and Website users lists and Website databases containing any Website user or Website information, name registrations, any goodwill symbolized thereby, all rights to sue for past infringement, if any, and to receive any recoveries therefore and all data, programming code, user or customer lists, moderator contact information and all other information as it directly pertains to the operation of the Websites (collectively, the “Purchased Assets”), free and clear of any lien, encumbrance, pledge, hypothecation, charge, mortgage, security interest, or restriction of any nature (“Encumbrances”).

1.2       Agreements Relating to Transfer of Purchased Assets. Within 60 days after Closing, Seller shall cause to be provided to Purchaser all materials and information that are or were used in the Purchased Assets, and shall take all other steps reasonably required to enable Purchaser to obtain possession of, and to exploit, the Purchased Assets.

1.3       Assumption of Liabilities. Purchaser shall not assume any liabilities of Seller (whether or not related to the Purchased Assets) or otherwise relating to any of the Purchased Assets, including: (i) any tax liabilities of Seller relating to the time period prior to the Closing Date (as defined below); (ii) any liabilities of Seller relating to accounts payable, indebtedness, legal services, accounting services, financial advisory services, investment banking services or other professional services performed in connection with the sale of the Purchased Assets; and (iii) any wages, salaries, redundancy, notice, severance payments or other liabilities relating to any employee of Seller prior to the Closing Date.

2.	Purchase Price; Additional Payment; Seller Repurchase Right.

2.1.        Purchase Price. The purchase price for the Purchased Assets shall consist of the following:

(a)         The issuance by Purchaser to Seller of a unsecured convertible promissory note in principal amount of $700,000.00 convertible into shares of Purchaser at a conversion rate of $0.50 per share in the form attached as Exhibit B (the “Note”); and

(b)         The issuance by Purchaser to Seller of a five-year warrant to purchase 745,000 Company shares at an exercise price of $0.30 per share in the form attached as Exhibit C (the “Warrant” and collectively, the Note and Warrant shall be referred to as the “Purchase Price.”). Upon issuance of the Note and Warrant the full consideration for the Purchased Assets will be deemed to have been satisfied.

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2.2.        Additional Payment. On or before the five-year anniversary of the date hereof, the Purchaser agrees to make a cash payment to Seller of $300,000(the “Additional Payment”).

2.3. Seller Repurchase Right. The Seller will have the right to repurchase the Purchased Assets from the Purchase on the following dates:

(a)         On the one-year anniversary of the date hereof, if the Purchaser (or any successor entities of Purchaser) have not raised, in one or more offerings of debt or equity, financing in the aggregate amount of $5.0 million, then the Purchased Assets will return to the Seller in exchange for cancelling or forfeiting the Note and Warrant. Seller shall have the sole right to waive this provision. Such right must be waived within 10 days of the one-year anniversary of the date hereof; and

(b)          On the five-year anniversary of the date hereof, if the Additional Payment is not paid to Seller within 10 business days of Purchaser receiving written notice from Seller that such payment has not been made, then the Seller shall have the right to repurchase the Purchased Assetsfor agreeing to forfeit its right to the Additional Payment. Such right must be exercised within 10 business days of the foregoing deadline for payment of the Additional Payment.

3.              Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place following the execution of this Agreement and the other agreements at the offices of Purchaser (the latest date of the issuance of the Note and Warrant, the “Closing Date”), and such Closing may be effected electronically. At the Closing, the following shall occur:

3.1        Seller shall deliver, convey and transfer to Purchaser possession of the Purchased Assets, including, but not limited to, all of the domain names on Exhibit A through transfer via Godaddy.com, Network Solutions or a similar domain registration service, and Purchaser shall review and verify the Purchased Assets are properly accounted for; and

3.2        Purchaser shall deliver the Note and Warrant to Seller.

4.              Seller’s Representations and Warranties. Seller hereby represents and warrants to Purchaser that:

4.1         Organization and Corporate Power. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Wyoming. Seller is qualified to do business in every jurisdiction in which such qualification is necessary, except where the failure to so qualify has not had or would not reasonably be expected to have a material adverse effect on Seller or any of the Purchased Assets. Seller has all necessary power and authority to own, lease and operate the Purchased Assets as now being conducted. Seller is not in default under or in violation of any provision of its certificate of incorporation or bylaws.

4.2        Authorization of Transactions. Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Seller and constitutes the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as such enforcement may be limited by application of equitable remedies and principles and by insolvency, moratorium, bankruptcy, and similar laws.

4.3        Absence of Conflicts. Neither the execution, delivery or performance of this Agreement nor the consummation and performance of the transactions contemplated by the Agreement will: (i) result in the imposition or creation of any Encumbrances upon any of the Purchased Assets (ii) result in a violation of any applicable law or any provisions of any of the organizational documents of the Seller; (iii) result in a breach of any contract to which the Seller is a party; or (iv) result in a violation of any judgment, order or decree to which the Seller or the Purchased Assets are subject.

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4.4        Title to Properties. Seller owns and has good and valid title to all of the Purchased Assets free and clear of any Encumbrances and the imperfections of title and the Encumbrances, if any, do not detract from the value or interfere with the use of the Purchased Assets.

4.5        Intellectual Property. Seller has no knowledge of any claim or reason to believe that it is or may be infringing or otherwise acting adversely to the rights of any person under or in respect of any patent, trademark, service mark, trade name, copyright, license or other similar intangible right. Seller is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of or other claimant to any patent, trademark, trade name, copyright or other intangible asset with respect to the use thereof or in connection with the conduct of its business or otherwise.

4.6         Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any governmental body or any person, including a party to any agreement with Seller, are required by or with respect to Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

4.7        Compliance with Laws. Seller: (a) has complied with each, (b) is not in violation of any, (c) has not received at any time any notice or other communication regarding any actual or alleged violation of or failure to comply with any, and (d) has not received any notices or other communication that any event has occurred or any condition or circumstance exists that might (with or without notice or lapse of time) constitute a violation of any legal requirement that is applicable to Seller concerning ownership of Seller of the Purchased Assets.

4.8       Tax Matters. Seller has filed all federal, state, county, local and foreign tax returns that are required to be filed for the Purchased Assets or has timely requested extension thereof and has paid all taxes, including sales and withholding taxes, penalties and interest, assessments, fees and other charges relating to the Purchased Assets to the extent that the same have become due and payable.

4.9        Litigation. There are no actions, suits, proceedings, orders or claims pending or threatened against Seller, or pending or threatened by Seller against any third party which relate to, or in any way affect, the Purchased Assets.

4.10       Solvency. Seller has not made a general assignment for the benefit of creditors or filed any bankruptcy petition or similar filing or suffered the attachment or judicial seizure of any of the Purchased Assets.

4.11       Investment Representations.

(a)         The Seller confirms that it has been given sufficient access to information regarding the Purchaser and in connection with its decision to receive the Note and Warrant, as consideration under this Agreement, including the opportunity to ask questions of, and receive answers from, persons acting on behalf of Company and concerning the Purchaser’s financial affairs, prospects and condition. The Seller has received and carefully reviewed the information and documentation relating to the Purchaser.

(b)         The Seller represents and warrants that (i) it is resident in or otherwise subject to the securities legislation of the United States, and the issuance of the Note and Warrant to Seller has occurred only in the United States; and (ii) the Seller is an “accredited investor” as defined in Rule 501(a) under the Shares Act, or if not a accredited investor, Seller has such knowledge and experience in financial and business matters as to make it capable of evaluating the risks of the prospective investment and to make an informed investment decision.

(c)         The Seller represents, warrants and covenants that it shall acquire the Note and Warrant (and all underlying securities) issuable under this Agreement for its own account and not for the account or on behalf of others, and it is doing so with the intent of retaining such securities as an investment and without the current intent to redistribute such securities.

(d)         The Seller acknowledges that: (i) no securities commission or similar authority has reviewed or passed on the merits of the Note and Warrant (and all underlying securities) issuable pursuant to the Agreement; (ii) there is no government or other insurance covering such securities; and (iii) there are substantial risks associated with the acquisition of the securities.

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(e)         The Seller acknowledges that, except as specifically set forth elsewhere herein, (i) it must and shall bear the economic risk of holding the Note and Warrant (and all underlying securities), which may be for an indefinite period of time, because at the time such securities are issued they are “restricted securities” and will not have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities law and, therefore, cannot be sold unless they are subsequently registered under applicable federal and state securities laws or an exemption from such registration is available; (ii) the Note and Warrant (and all underlying securities) may be resold or transferred on the official stock transfer records of Company only if such sale or transfer of such securities will not violate the registration provisions of applicable federal and state securities laws; and (iii) agreements and/or certificates representing the securities shall have endorsed on them a restrictive legend to this effect.

(f)          The Seller will not sell or otherwise transfer any of the Note and Warrant (and all underlying securities), or any interest therein, unless and until (i) said securities shall have first been registered under the Securities Act and/or all applicable state securities laws; or (ii) the Seller shall have first delivered to the Purchaser a written opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Purchaser), to the effect that the proposed sale or transfer is exempt from the registration provisions of the Securities Act and all applicable state securities laws.

(e)        The Seller acknowledges that Purchaser is relying on the representations, warranties, covenants and acknowledgments in this section to ensure that the Note and Warrant issued under the terms of this Agreement can be issued in reliance on exemptions from registration requirements under United States federal and state securities laws.

4.12       Representations Complete. None of the representations or warranties made by Seller concerning or relating to the Purchased Assets and none of the statements made in any exhibit, schedule or certificate furnished by Seller concerning or relating to the Purchased Assets pursuant to this Agreement contains, or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

4.13       No Other Representations. Except as expressly set forth in this Agreement, Seller makes no other representation or warranty (express, implied or statutory), at law or in equity, with respect to the Purchased Assets, including, but limited to, any representation or warranty of merchantability or fitness for any particular use, all of which such representations and warranties are disclaimed by Seller and waived by Purchaser. Except as set forth in this Agreement, Purchaser is purchasing the Purchased Assets “as-is” and “where-is.”

5.             Purchaser’s Representations and Warranties. Purchaser hereby represents and warrants to Seller that:

5.1       Organization. Purchaser is duly organized, validly existing and in good standing under the laws of Belize.

5.2       Authorization of Transactions. Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by application of equitable remedies and principles and by insolvency, moratorium, bankruptcy, and similar laws.

5.3       Absence of Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Purchaser do not and shall not conflict with, constitute a default under, result in a violation of, or require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body or agency, under (i) the provisions of the articles of organization or bylaws of Purchaser, (ii) any law, statute, rule or regulation to which Purchaser is subject or (iii) any judgment, order or decree to which Purchaser is subject.

5.4         Valid Issuance of Securities. The Note and Warrant constituting the Purchase Price for the Purchased Assets shall, when issued, sold and delivered in accordance with the terms of this Agreement, be duly and validly issued, fully paid, and non-assessable, and will only be subject any restrictions on transfer under applicable state and federal securities laws. Purchaser has reserved for issuance a sufficient number of authorized shares to complete the transactions contemplated by this Agreement.

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5.7         Representations Complete. None of the representations or warranties made by Purchaser concerning or relating to the Purchased Assets and none of the statements made in any exhibit, schedule or certificate furnished by Purchaser concerning or relating to the Purchased Assets pursuant to this Agreement contains, or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

6.             Seller’s Conditions to Closing. The obligations of Seller under this Agreement are subject, at the option of Seller, to the satisfaction at or prior to the Closing of the following conditions:

6.1         Purchaser shall have performed and satisfied all agreements required by this Agreement to be performed and satisfied by the Purchaser at or prior to Closing; and

6.2         All representations and warranties of Purchaser contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the losing.

Should the above condition not be satisfied to Seller’s satisfaction, in its sole discretion, as of the Closing, Seller shall be entitled to terminate this Agreement and the parties shall have no further liabilities under this Agreement.

7.              Purchaser’s Conditions to Closing. The obligations of Purchaser under this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless waived by Purchaser:

7.1         Purchaser shall have satisfactorily completed all necessary technical and legal due diligence of the Purchased Assets;

7.2         Seller shall have obtained all authorizations, consents and approvals of all governmental agencies and authorities and executed all necessary agreements and taken all such actions as are required to convey the Purchased Assets to the Purchaser;

7.3        Seller shall have no litigation pending or threatened with respect to the Purchased Assets;

7.4         From the date of this Agreement through the Closing Date, there shall not have occurred any change, circumstance or event concerning the Purchased Assets that has had or could be reasonably likely to adversely affect or substantial impair the Purchased Assets;

7.5        All representations and warranties of Seller contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing; and

7.7        Seller shall have performed and satisfied all agreements required by this Agreement to be performed and satisfied by Seller at or prior to the Closing.

Should the above conditions not be satisfied to Purchaser's satisfaction, in its sole discretion, as of the Closing, Purchaser shall be entitled to terminate this Agreement without further liability between Purchaser and Seller.

8.	Tax Matters.

8.1        Transfer Taxes. Seller shall be solely responsible for the payment of, and shall pay when due, any sales, use, excise or similar transfer taxes (“Transfer Taxes”) that are payable in connection with the sale of the Purchased Assets. The Parties shall cooperate, to the extent reasonably requested and permitted by law, in reducing any Transfer Taxes payable in connection with the sale of the Purchased Assets.

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8.2        Responsibility for Taxes and Tax Returns. Seller shall prepare and file all tax returns required to be filed by Seller with a taxing authority (including tax returns required to be filed after the Closing Date), to the extent such tax returns include or relate to Seller’s use or ownership of the Purchased Assets on or prior to the Closing Date. The party required by law to file a tax return with respect to Transfer Taxes shall do so within the time period prescribed by law, and Seller shall promptly reimburse Purchaser for any Transfer Taxes so paid by Purchaser for periods of time prior to the Closing Date upon receipt of notice that such Transfer Taxes have been paid.

8.3        Cooperation. To the extent relevant to the Purchased Assets, each Party shall (i) provide the other with such assistance as may reasonably be requested in connection with the preparation of any tax return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for taxes and (ii) retain and provide the other with all records or other information that may be relevant to the preparation of any tax returns, or the conduct of any audit or examination, or other proceeding relating to taxes.

9.	Post-Closing Covenants.

9.1         Seller hereby covenants that it and any of its affiliates will not, anywhere in the world, challenge, or cause a third party to challenge, the validity and ownership by Purchaser of the Purchased Assets and will not, anywhere in the world directly or indirectly seek to register, defend, compromise or dispute any rights in and to the Purchased Assets.

9.2         For a period of five (5) years after the Closing Date, Seller hereby covenants that it and any of its affiliates will not, anywhere in the world, directly or indirectly seek to register or otherwise acquire any rights in any websites, domain names, trade names, trademarks, service marks, or other intellectual property assets that are or may be, or that contain portions that are or may be, confusingly similar to the Purchased Assets.

9.3         Seller will not use or cause to be used any copies of the Purchased Assets.

9.4         Until the Additional Payment is paid to the Seller, Purchaser agrees it shall not, without the prior approval of Seller, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind; provided that such prohibition shall not apply to (a) trade payables incurred in the ordinary course of business, and (b) any lease payments.

10.           Confidentiality. The Seller shall ensure that any nonpublic information provided to it by the Purchaser in confidence shall be treated as strictly confidential and that all such confidential information that the Seller or any of its respective employees, attorneys, agents, investment bankers, or accountants may now possess or may hereinafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Purchaser, any affiliate thereof, or any customer or supplier thereof, shall not be published, disclosed, or made accessible by any of them to any other person at any time or used by any of them, in each case without the prior written consent of the Purchaser; provided, however, that the restrictions of this Section shall not apply (a) as may otherwise be required by law, (b) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (c) to the extent such information was in the public domain when received or thereafter enters the public domain other than because of disclosures by the receiving party.

11.	Indemnification.

11.1      The representations, warranties, covenants and obligations of each Party to this Agreement shall survive the Closing and the sale of the Purchased Assets to Purchaser.

11.2      Seller shall, and hereby agrees to, indemnify and hold Purchaser harmless against and in respect of any Damages, as hereinafter defined, resulting to Purchaser from: (i) any inaccurate representation or warranty made by Seller in or under this Agreement; (ii) breach or default in the performance by Seller of any of the covenants to be performed by it hereunder; and (iii) any debts, liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise, due or to become due, existing on the Closing Date that encumber or may encumber the Purchased Assets.

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11.3      Purchaser shall, and hereby agrees to, indemnify and hold Seller harmless against and in respect of any Damages resulting to Seller from: (i) any inaccurate representation or warranty made by Purchaser in or under this Agreement; (ii) breach or default in the performance by Purchaser of any of the covenants to be performed by it hereunder; and (iii) Licensee’s use of the Domain Name after the Closing Date.

11.4      The aggregate liability of either party under this Section 11 shall not exceed the Purchase Price.

11.5       “Damages” as used herein shall include any claims, actions, demands, losses, costs, expenses, liabilities (joint or several), penalties and damages, including counsel fees incurred in investigating or in attempting to avoid the same or oppose the imposition thereof.

12.	Miscellaneous.

12.1      Further Assurances. Seller shall execute and deliver such further instruments of conveyance and transfer and take such additional action as Purchaser may reasonably request to effect, consummate, confirm or evidence the transfer to Purchaser of the Purchased Assets and any other transactions contemplated hereby, all at Purchaser’s expense for its out-of-pocket expenses, but without further compensation to Seller.

12.2      Assignment. This Agreement is assignable in whole or in part by Purchaser.

12.3      Entire Agreement. This Agreement, including any and all Exhibits and attachments to this Agreement, which are hereby incorporated by reference into this Agreement, constitutes the entire agreement between the parties the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, with respect to the same subject matter.

12.4      Amendments. This Agreement may only be amended by a written agreement duly signed by persons authorized to sign agreements on behalf of each Party.

12.5      Notices. All notices, demands, requests, or other communications which may be or are required to be given or made by any Party to the other Party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or delivered by overnight air courier addressed as provided in the preamble of this Agreement.

12.6      Governing Law. The interpretation and construction of this Agreement, to the extent the particular issue is controlled by state law, shall be governed by and construed in accordance with the laws (but not including choice of law provisions) of the State of Nevada.

12.7      Counterparts; Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will be one and the same document. Facsimiles and electronic copies in portable document format (“PDF”) containing original signatures shall be deemed for all purposes to be originally signed copies of the documents that are the subject of such facsimiles or PDF versions.

12.8      Benefits; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective Parties and their permitted assigns and successors in interest.

12.9      Joint Preparation. This Agreement shall be deemed for all purposes to have been prepared through the joint efforts of the parties hereto and shall not be construed for or against one party or any other party as a result of the preparation, submittal, drafting, execution or other event of negotiation hereof.

12.10    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party.

12.11     Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

12.12     Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

[signatures on following page]

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IN WITNESS WHEREOF the parties have executed this Agreement on the date specified in the preamble of this Agreement.

SELLER:

DOVER HILL, LLC

By: /s/ T. Allen
Name: T. Allen
Title: Manager

PURCHASER:

ESEG Limited

By: /s/ Keith Williams
Name: Keith Williams
Title: Director

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EXHIBIT A

Description of the Purchased Assets

A.            The following completed Websites including, without limitation, any and all associated software used in building the Websites, content posted therein, and Website users lists and Website data bases containing any Website user or Website information, including, without limitation personally identifiable information regarding the Websites’ users and participants:

www.esportsgames.com

B.              The following Domain Names:

Seller owns the following domains registered with Godaddy.Com that are the subject of the sale to Purchaser:

www.esportsgames.com

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